Exhibit 10.12

DATED 12 February 2018

between

GrafTech International Holdings Inc.
as Pledgor

and

JPMorgan Chase Bank, N.A.
as Collateral Agent for the benefit of the Secured Parties

in the presence of

GrafTech Luxembourg I S. à r.l.
as Company

SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (the “Pledge Agreement”) is made on 12 February 2018

BETWEEN

(1)                                 GrafTech International Holdings Inc., a company organised and existing under the provisions of the General Corporation Law of the State of Delaware, United States of America, with registration number #2176444 and whose headquarters are 982 Keynote Circle, BROOKLYN HEIGHTS, Ohio 44131, United States of America (the “Pledgor”);

(2)                                 JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 383 Madison Avenue, New York, NY 10179, acting as Collateral Agent for the benefit of the Secured Parties (both terms as defined in the Credit Agreement referred to below) (the “Collateral Agent”);

in the presence of:

(3)                                 GrafTech Luxembourg I S. à r.l., a Luxembourg société à responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167175 (the “Company”).

WHEREAS

(A)                               A Credit Agreement has been executed as of February 12, 2018, among GrafTech International Ltd., a Delaware corporation (“GrafTech”) GrafTech Finance Inc., a Delaware corporation, GrafTech Luxembourg II S à r.l., a Luxembourg société à responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199, GrafTech Switzerland SA, a Swiss corporation, the Lenders and Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement”).

(B)                               Pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) and the Issuing Banks have agreed to issue Letters of Credit, in each case, upon the terms and subject to the conditions set forth therein. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Pledge Agreement.

(C)                               The Pledgor is an indirect subsidiary of GrafTech.

(D)                               The Pledgor is the sole owner of 58,061,755 units (parts sociales) in the Company representing 100 per cent of the units issued by the Company.

(E)                                In order to induce the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit, in accordance with the Credit Agreement, the Pledgor has agreed to grant a pledge as set forth herein.

IT IS THEREFORE AGREED AS FOLLOWS:

1.                                      INTERPRETATION

1.1                               Recitals

The recitals (A) to (E) above are an integral part of this Pledge Agreement.

1.2                               Definitions

Unless otherwise defined herein or in the Credit Agreement, capitalised terms used in this Pledge Agreement shall have the meaning as set forth hereafter:

Business Day means a day (other than a Saturday, a Sunday or other day) on which the banks are open for general business in Luxembourg and New York City.

CFC has the meaning ascribed to it in the Credit Agreement.

CFC Collateral has the meaning set forth in clause 2.

CFC Secured Obligations means all present and future Secured Obligations (as such term is defined in the Credit Agreement) whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, of Foreign Subsidiaries that are CFCs.

Collateral Agent has the meaning set forth in the introductory statements hereto.

Collateral Law means the Luxembourg law on financial collateral agreements of 5 August 2005, as amended from time to time.

Company has the meaning set forth in the introductory statement hereto.

Domestic Subsidiaries has the meaning ascribed to it in the Credit Agreement.

Event of Default has the meaning ascribed to it in the Credit Agreement.

Foreign Subsidiaries has the meaning ascribed to it in the Credit Agreement.

Future Shares mean all units (parts sociales) of the Company acquired or offered in substitution or in addition to the units (parts sociales) of the Company held by the Pledgor as at the date hereof, including those which may be subscribed by the Pledgor in the case of an increase of the share capital of the Company, following exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise and, generally, all such stock and shares in the capital of the Company now or at any time hereafter owned by the Pledgor.

Global Collateral has the meaning set forth in clause 2.

GrafTech has the meaning set forth in the recitals hereto.

Loan Documents has the meaning ascribed to it in the Credit Agreement.

Luxembourg means the Grand Duchy of Luxembourg.

Pledge means the first ranking security interest on the Pledged Assets created and constituted by, and in accordance with, this Pledge Agreement.

Pledged Assets means the Shares and the Related Assets it being understood, however, that, notwithstanding anything contained in this Pledge Agreement to the contrary, Pledged Assets shall not include any Excluded Assets (as defined in the Credit Agreement); provided, however, that the Pledge shall immediately attach to, and the Pledged Assets shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

Pledgor has the meaning set forth in the introductory statements hereto.

Related Assets means all rights and interests of the Pledgor in respect of any dividend (whether in cash, securities or otherwise), bonus shares, interest or any other type of distribution, return or right in respect of any of the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion, disposition or otherwise).

Rights of Recourse means all and any rights, actions and claims the Pledgor may have against any Secured Party or any other company, Person or entity having granted security or given a guarantee for the Secured Obligations or arising under or pursuant to the enforcement of the present Pledge including, in particular, any rights of recourse the Pledgor may have under the terms of article 2028 ss. of the Luxembourg Civil Code (including, for the avoidance of doubt, any right of recourse prior to enforcement), or any right of recourse by way of subrogation and any other similar right, action or claim under any applicable law.

Secured Obligations means all US Secured Obligations and CFC Secured Obligations.

Secured Parties has the meaning ascribed to it in the Credit Agreement.

Shares means as at the date of this Pledge Agreement, 58,061,755 units (parts sociales) with a par value of USD 1.00 each numbered 1 to 58,061,755, together with any Future Shares, representing at all times 100% of the entire issued, fully paid-up and subscribed share capital of the Company.

Share Register means the register of shares held by the Company to record the units of the Company.

Termination Date has the meaning ascribed to it in the Credit Agreement.

US Secured Obligations means all present and future Secured Obligations (as such term is defined in the Credit Agreement) and whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, of GrafTech and the Domestic Subsidiaries.

1.3                               Miscellaneous

(a)                                 Clause headings are inserted for convenience of reference only and shall be ignored in construing this Pledge Agreement.

(b)                                 A reference to a Person in this Pledge Agreement includes its successors, transferees and assignees save that with respect to the Pledgor the terms of clause 17(b) (Assignment) of this Pledge Agreement shall apply.

(c)                                  Words importing the singular shall include the plural and vice-versa.

2.                                      CREATION OF THE PLEDGE

The Pledgor agrees to pledge and hereby pledges (affecte en nantissement) its claims, rights, title and interest in the Pledged Assets to, and in favour of, the Collateral Agent, who accepts the Pledge in its own name and in its capacity as Collateral Agent for the benefit of the Secured Parties, (i) in the case of 35% of the Shares owned from time to time by the Pledgor, including 35% of any Future Shares to be issued and, in particular, 20,321,614 units numbered 1 to 20,321,614 owned on the date of the present Pledge Agreement and Related Assets pertaining thereto (such Pledged Assets, the “CFC Collateral”), as continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the CFC Secured Obligations, and (ii) in the case of 65% of the Shares owned from time to time by the Pledgor, including 65% of any Future Shares to be issued and, in particular, 37,740,141 units numbered 20,321,615 to 58,061,755 owned on the date of the present Pledge Agreement and the Related Assets pertaining thereto (such Pledged Assets, the “Global Collateral”), as continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the CFC Secured Obligations and the US Secured Obligations.

3.                                      PERFECTION OF THE PLEDGE

(a)                                 The Pledgor shall procure the registration (inscription) of the Pledge over the Shares in the Share Register of the Company in the name of the Collateral Agent and the delivery of a copy of the Share Register, certified by an authorised signatory of the Company, evidencing such registration on the date of execution of this Pledge Agreement.

(b)                                 The Company hereby accepts the Pledge.

(c)                                  The following wording shall be used for the registration of the Pledge over the Shares in the Share Register of the Company:

“Pursuant to a share pledge agreement dated 12 February 2018 (the “Pledge Agreement”), (i) 35% of the units owned from time to time by GrafTech International Holdings Inc., a Delaware corporation, in the Company and, in particular, 20,321,614 units numbered 1 to 20,321,614 owned on the date of the present registration, including 35% of any Future Shares to be issued, and any Related Assets (as these terms are defined in the Pledge Agreement) have been pledged in favour of JPMorgan Chase Bank,

N.A., as Collateral Agent for the benefit of the Secured Parties (as these terms are defined in the Pledge Agreement), to secure the CFC Secured Obligations (as defined in the Pledge Agreement), and (ii) 65% of the units owned from time to time by GrafTech International Holdings Inc. in the Company and, in particular, 37,740,141 units numbered 20,321,615 to 58,061,755 owned on the date of the present registration, including 65% of any Future Shares to be issued, and any Related Assets have been pledged in favour of JPMorgan Chase Bank, N.A., as Collateral Agent for the benefit of the Secured Parties, to secure the US Secured Obligations and the CFC Secured Obligations (as these terms are defined in the Pledge Agreement)”.

The Pledgor undertakes to reiterate mutatis mutandis the formality referred to in this sub-clause (c) each time that the security constituted by this Pledge Agreement is extended to further shares or securities (including the Future Shares) of the Company.

4.                                      PRESERVATION OF THE PLEDGE

The Pledge shall be a continuing security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the applicable Secured Obligations and shall remain in full force and effect until its release in accordance with clause 10 below.

The Pledge shall be cumulative, in addition to and independent of, every other security which the Collateral Agent or any Secured Party may at any time hold as security for the applicable Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Collateral Agent or any Secured Party may now or at any time in the future have in respect of the applicable Secured Obligations.

The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Collateral Agent in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Collateral Agent may now or at any time in the future have from or against the Pledgor or any other Person.

No failure on the part of the Collateral Agent to exercise, or delay on its part in exercising, any of its rights under this Pledge Agreement shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of that or any other rights.

Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Collateral Agent by this Pledge Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)                                     any amendment to, or any variation, waiver or release of, any obligation of the Pledgor, the Company or any other Person under the Loan Documents;

(ii)                                  any failure to take, or to fully take, any security contemplated by the Loan Documents or otherwise agreed to be taken in respect of the Pledgor, the Company or any other Person under the Loan Documents;

(iii)                               any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s, the Company’s or any other Person’s obligation under the Credit Agreement;

(iv)                              any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Company and the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Collateral Agent by this Pledge Agreement, the Pledge or by law; or

(v)                                 the Collateral Agent’s failure to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

Until the Termination Date, the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)                                     be subrogated to any rights, security, security interests or moneys held, received or receivable by the Collateral Agent or be entitled to any right of contribution or indemnity, or

(ii)                                  claim, rank, prove or vote as a creditor of the Company or other Person liable or its estate in competition with the Collateral Agent.

The Pledgor waives its right to the benefit of both “division” and “discussion” (if any) as set forth in the Luxembourg civil code.

5.                                      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND COVENANTS

5.1                               Representations, warranties and undertakings

The Pledgor represents and warrants to and with each Secured Party that all representations and warranties in the Loan Documents that relate to the Pledgor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof and on and as of which each other date on which the representations and warranties in the Credit Agreement are made or are deemed to be made pursuant to the terms thereof (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by the Pledgor to be so true and correct or so true and correct in all material respects, as applicable, on and as of such prior date). In addition, the Pledgor represents and warrants to the Collateral Agent as set out hereafter. All representations and warranties are to be repeated as provided in the Loan Documents:

(a)                                 the Company has its head office (administration centrale) and its centre of main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg, in each case as such terms are defined in the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) or Luxembourg law, as applicable;

(b)                                 the Shares are duly issued and fully paid up and represent at all times 100% of the issued fully paid-up and subscribed share capital of the Company;

(c)                                  the Shares are and will remain in registered form;

(d)                                 this Pledge Agreement constitutes its legal, valid and binding obligations and operates a valid pledge of the Pledged Assets, once perfected, in accordance with its terms, and the Pledge created pursuant to this Pledge Agreement, once perfected, constitutes a legal, valid, binding and enforceable first priority and first ranking security interest over the Pledged Assets in favour of the Collateral Agent to the extent of 35% of the Shares, as further described in clause 2 above, and the Related Assets pertaining thereto in respect of all CFC Secured Obligations and, to the extent of 65% of the Shares, as further described in clause 2 above, and the Related Assets pertaining thereto, in respect of the CFC Secured Obligations and the US Secured Obligations, and in each case prior and superior to the rights of other Persons, except for any mandatory privileges preferred by applicable law;

(e)                                  The Pledgor is and will remain the sole legal owner of the Shares, and it has neither transferred, nor assigned, disposed of, sold, pledged or in any way encumbered the Shares (or any of them), other than pursuant to this Pledge Agreement and as contemplated by the Credit Agreement;

(f)                                   the Pledgor will subscribe to all the increases in the share capital of the Company (if any);

(g)                                  the Pledgor undertakes to give notice to the Collateral Agent, at the latest three Business Days prior to the implementation of any relevant corporate action, of the agenda of any general meeting, or of any proposed resolution to be passed by the shareholder(s) of the Company, in each case which it believes could have a material adverse effect on the Collateral Agent’s rights;

(h)                                 the Pledgor will not sell, dispose of, pledge or otherwise encumber hereafter the whole or any part of the Pledged Assets, unless otherwise permitted by the Credit Agreement;

(i)                                     the Pledgor will, and will cause the Company to, assist the Collateral Agent and generally make its best efforts, in order to obtain all necessary consents, approvals and authorisations from any relevant authorities in order to permit the exercise by the Collateral Agent of its rights and powers under this Pledge Agreement upon enforcement of the Pledge;

(j)                                    the Company is a “société à responsabilité limitée” duly incorporated and organised under the laws of Luxembourg;

(k)                                 no order has been made and no resolution has been passed for the winding-up bankruptcy, admission to the regime of suspension of payment and/or of controlled management or for a composition with creditors of, or by, the Company and no petition has been presented and no meeting has been convened for any such purpose;

(l)                                     the Pledgor shall act in good faith to maintain the rights of the Collateral Agent hereunder, and in particular shall not take any steps nor do anything which would adversely affect the existence of the Pledge created hereunder or cause an adverse effect in any way;

(m)                             no receiver has been appointed in respect of the Pledgor or the Company or all or any of their respective assets and none of their respective assets is the subject of an arrest and no event analogous to any of the foregoing has occurred outside Luxembourg;

(n)                                 no unsatisfied judgment is outstanding against the Pledgor or the Company;

(o)                                 no guarantee, loan capital, borrowed money or interest is overdue for payment by the Pledgor or the Company, and no other obligation or Indebtedness is outstanding which is overdue for performance or payment, except to the extent this would not be reasonably likely to have a Material Adverse Effect; and

(p)                                 no event analogous to any of the foregoing has occurred outside Luxembourg.

5.2                               Covenants

Further to the negative covenants set out in the Loan Documents and which are deemed repeated for the purposes of this Pledge Agreement and as provided in the Loan Documents, the Pledgor hereby covenants that, for as long as this Pledge Agreement will be in force as set forth in clause 10:

(a)                                 the Pledgor shall do or cause to be done all such acts and things as may be necessary to make any realisation of the Pledged Assets by the Collateral Agent pursuant to this Pledge Agreement valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities having jurisdiction over any such realisation, all at the Pledgor’s expense and it will use its best endeavours to assist in the defence of the Collateral Agent’s right, title and security in and to the Pledged Assets against the claims and demands of all Persons whomsoever and take any measures, accomplish any formalities and, generally, do all that is necessary at its own cost to permit the exercise, at any time, by the Collateral Agent, of any rights, actions and privileges of the Collateral Agent pursuant to applicable law and this Pledge Agreement;

(b)                                 the Pledgor will exercise the rights in respect of the Pledged Assets so as not to violate or otherwise materially adversely affect the rights of the Collateral Agent under this Pledge Agreement or cause a materially adverse effect in any way; and

(c)                                  the Pledgor hereby formally undertakes not to exercise any Rights of Recourse or any other rights against any party to the Loan Documents in any manner (including for the avoidance of doubts, by way of provisional measures such as provisional attachment (“saisie arrêt conservatoire”) or by way of set off) or to take any action or do anything in relation to such rights of recourse or other similar rights, or as long as any amounts remain outstanding under the applicable Secured Obligations.

5.3                               Repetition of representations, warranties, undertakings and covenants

The representations, warranties, undertakings and covenants set out in this clause 5 are made on the date of this Pledge Agreement.

6.                                      RIGHT TO VOTE AND DIVIDENDS

6.1                               Right to vote

Subject to clause 8 (Enforcement of the Pledge) below, the Pledgor shall remain the legal owner of the Pledged Assets and, accordingly, the right to take part in the general meetings of the shareholders of the Company and to vote therein shall remain vested in the Pledgor: provided that the Pledgor shall not, without the previous consent in writing of the Collateral Agent, exercise its voting powers in respect of the Shares in any manner which it believes in good faith would materially adversely affect the security constituted by this Pledge Agreement (including, without limitation; in favour of any change in the terms of the Shares) or would be inconsistent with the terms of any of the Loan Documents or otherwise prejudice the interests of any of the Secured Parties under any Loan Document.

The Pledgor shall in addition perform any and all the obligations imposed upon it in its capacity as shareholder of the Company so as to preserve all rights conferred by the Shares.

On and at any time after the occurrence of an Event of Default which is continuing and has not been waived or remedied, (a) the Pledgor shall not, without the prior written consent of the Collateral Agent, exercise any voting rights in relation to the Pledged Assets, (b) the Pledgor undertakes to inform the Collateral Agent of any meeting of the shareholders of the Company, as well as of the agenda thereof, and to request such consent in writing, (c) the Pledgor shall promptly deliver to the Collateral Agent each other circular, notice, report, set of accounts or other document received by it in connection with any Pledged Assets or in connection with or from the Company, (d) the Collateral Agent shall be entitled to request the Pledgor to appoint the Collateral Agent as the Pledgor’s irrevocable proxy, which the Pledgor hereby expressly accepts and acknowledges, to represent the Pledgor at one or more shareholders’ meetings and to exercise the voting rights in any manner the Collateral Agent deems fit for the purpose of protecting and/or enforcing its rights under the Pledge Agreement, and (e) the Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Collateral Agent, including the issuing of a written proxy in any form required under applicable law.

6.2                               Right to dividend

(a)                                 Subject to clause 8 (Enforcement of the Pledge) below, the Pledgor shall be entitled to receive the dividends and other distributions paid or payable by the Company on all or any of the Pledged Assets, unless the payment of such dividends or other distributions is or becomes prohibited by any Loan Document.

(b)                                 On and at any time after the occurrence of an Event of Default which is continuing and has not been waived or remedied, the Collateral Agent shall be entitled to receive dividends and other distributions paid or payable by the Company (whether in cash or not) on all or any of the Pledged Assets and to apply any payments so received in and towards payment and discharge of the Secured Obligations secured thereby. To this effect, the Pledgor and the Collateral Agent agree that the Company is hereby directed (and the Company, by countersigning this Pledge Agreement, accepts), if and when an Event of Default occurs and which is continuing and has not been waived or remedied to make direct payment of all such dividends and other distributions to the Collateral Agent.

7.                                      LIABILITY TO PERFORM AND FURTHER ASSURANCES

(a)                                 Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Pledged Assets and the Collateral Agent shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Collateral Agent shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Pledged Assets, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

(b)                                 The Pledgor shall at its own expense promptly and duly execute and do all such assurances, acts and things as the Collateral Agent may reasonably require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Collateral Agent under this Pledge Agreement in relation to the Pledged Assets for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Collateral Agent. To that effect, the Pledgor shall in particular execute all documents or instruments and give all notices, orders and directions and make all registrations which the Collateral Agent may reasonably think expedient.

8.                                      ENFORCEMENT OF THE PLEDGE

(a)                                 On and at any time after the occurrence of an Event of Default which is continuing and has not been waived or remedied, the Collateral Agent shall be entitled to enforce the Pledge to the extent the Secured Obligations that are secured thereby, and in particular the Collateral Agent shall be entitled to:

(i)                                     sell or cause the sale of all or any part of the Pledged Assets over a stock exchange or by public auction as currently provided for by article 11 (1) b) of the Collateral Law;

(ii)                                  request the Luxembourg courts that title to the Pledged Assets be assigned to the Collateral Agent for payment of all or any part of the outstanding amount of the Secured Obligations secured thereby in accordance with an estimate made by an expert, as currently provided for by article 11 (1) c) of the Collateral Law;

(iii)                               appropriate or cause a third party to appropriate, the Pledged Assets at a price equal to the fair market value of the Pledged Assets as determined, before or after appropriation, by an independent external auditor (réviseur d’entreprises) appointed upon the request of the Collateral Agent by the president of the Institut Luxembourgeois des Réviseurs d’Entreprises, as provided for by article 11 (1) a) of the Collateral Law;

(iv)                              sell or cause the Pledged Assets to be sold in a private sale in a commercially reasonable manner, as currently provided for by article 11 (1) b) of the Collateral Law;

(v)                                 act generally in relation to the Pledged Assets in such manner as the Collateral Agent acting reasonably shall determine, to the widest extent permitted by applicable law; and

(vi)                              in respect of any Pledged Assets consisting of claims for sums of money, (A) if the sum is owed by the Collateral Agent, to set off the amount due by the Collateral Agent with the amount due by the Pledgor, and (B) if the sum is owed by a third party, to require that third party to make payment of the amount due by such third party directly to it, upon maturity of the third party’s debt.

(b)                                 In the event of an Event of Default as described above, the Collateral Agent shall have the right to request enforcement of all or part of the Pledged Assets in its discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be (and in particular those Pledged Assets which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

9.                                      APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

Any monies received by the Collateral Agent in respect of the Pledged Assets following the enforcement of the Pledge in accordance with clause 8 (Enforcement of the Pledge) above and/or under the rights and powers hereby conferred, shall be applied by the Collateral Agent as set forth below:

FIRST, to the payment of all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, provided however that monies received by the Collateral Agent in respect of the

CFC Collateral shall not be applied to the payment of any costs and expenses incurred by the Collateral Agent in connection with the U.S. Secured Obligations;

SECOND, (a) with respect to any monies received by the Collateral Agent in respect of the CFC Collateral, ratably to the payment in full solely of the CFC Secured Obligations and (b) with respect to any monies received by the Collateral Agent in respect of the Global Collateral, ratably to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the applicable Secured Obligations owed to them on the date of any such distribution);

THIRD, to any agent of any junior secured debt, in accordance with any applicable intercreditor agreement; and

FOURTH, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything herein to the contrary, (i) the Pledge granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds of any Pledged Asset, are subject to the provisions of any Customary Intercreditor Agreement contemplated by the Credit Agreement, if and to the extent applicable and/or in effect.

10.                               TERMINATION

(a)                                 This Agreement, and the Pledge granted hereby, shall (i) automatically terminate upon the Termination Date; or (ii) automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(b)                                 Upon termination or release as set forth above pursuant to paragraph (a), the Collateral Agent shall execute and deliver to the Pledgor, or as the case may be, to any Loan Party, at the Pledgor’s or Loan Party’s expense, all documents that the Pledgor or the Loan Party shall reasonably request to evidence such termination and release. Any execution and delivery of documents by the Collateral Agent pursuant to this Section shall be without recourse to, or warranty by, the Collateral Agent.

11.                               LIABILITY AND INDEMNITY

(a)                                 The Collateral Agent shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence (négligence grave) or wilful default (faute intentionnelle) or serious misconduct (faute grave) of the Collateral Agent.

(b)                                 The Pledgor will indemnify the Collateral Agent and every attorney which may be appointed, from time to time to the extent set forth in the provisions of Section 9.03 of the Credit Agreement, which are incorporated herein by reference, mutatis mutandis; provided that each reference therein to a “Co-Borrower” shall be deemed to be a reference to the “Pledgor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

12.                               DELEGATION BY THE COLLATERAL AGENT

(a)                                 The Collateral Agent or any Person appointed by the Collateral Agent may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Collateral Agent under this Pledge Agreement in relation to the Pledged Assets.

(b)                                 Any such delegation may be made upon such terms (including a power of substitution) and subject to such regulations as the Collateral Agent or such Person appointed by the Collateral Agent may think fit. The Collateral Agent shall as soon as practicable inform the Pledgor of the identity of the Person appointed pursuant to this clause 12.

(c)                                  The Collateral Agent or such Person appointed by the Collateral Agent shall not be in any way liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or serious misconduct on the part of any such delegate or sub-delegate except in the case of gross negligence or wilful default or serious misconduct.

13.                               POWER OF ATTORNEY

(a)                                 The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Collateral Agent and every Person appointed by the Collateral Agent hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Company or any other Person).

(b)                                 The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in clause 13(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause.

14.                               WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Collateral Agent. No delay in or non-exercise of any right by the Collateral Agent shall constitute a waiver. Any waiver may be on such terms as the Collateral Agent sees fit. The rights, powers and discretions of the Collateral Agent herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Collateral Agent.

15.                               COSTS

All the Collateral Agent’s reasonable costs and expenses shall be reimbursed to the Collateral Agent in accordance with the provisions of Section 9.03 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement; provided that each reference therein to a “Co-Borrower” shall be deemed to be a reference to the “Pledgor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

16.                               NOTICES

All notices or other communications under this Pledge Agreement shall be provided as set forth in the Credit Agreement. All communications and notices hereunder to the Pledgor shall be given to it in care of GrafTech as provided in Section 9.01 of the Credit Agreement.

17.                               ASSIGNMENT

(a)                                 In the case of an assignment, transfer or novation by the Collateral Agent or any Secured Party to one or several transferees of all or any part of its rights and obligations under the Loan Documents, the Collateral Agent and the Pledgor hereby agree, that in such event, to the extent required under applicable law, the Collateral Agent shall preserve all of its rights under this Pledge Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Pledge Agreement (including the right to become owner of the Pledged Assets) shall automatically, and without any formality, benefit to any such transferees.

(b)                                 The Pledgor may not assign any of its rights under this Pledge Agreement. The Collateral Agent may assign all or any part of its rights under this Pledge Agreement. Such assignment by the Collateral Agent shall be enforceable towards the Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

18.                               SEVERABILITY

If, at any time, any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

19.                               GOVERNING LAW AND JURISDICTION

(a)                                 This Pledge Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)                                 Any dispute arising in connection with this Pledge Agreement, including with respect to non-contractual claims, shall be submitted to the courts of the district of Luxembourg-City.

(c)                                  Nothing in this clause 19 limits the right of the Collateral Agent to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

20.                               COUNTERPARTS AND EFFECTIVENESS

This Pledge Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Pledge Agreement. This Pledge Agreement shall become effective when executed counterparts have been delivered to the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties, except that the Pledgor shall not have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Pledged Assets (and any such assignment or transfer shall be null and void) except as expressly provided in this Pledge Agreement and the Credit Agreement.

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IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in one or multiple original counterparts, all of which together evidence the same Pledge Agreement, on the day and year first written above.

SIGNATORIES

THE PLEDGOR

GrafTech International Holdings Inc.

By:	/s/ Quinn J. Coburn

Name:	Quinn J. Coburn

Title:	Vice President and Treasurer

[Signature Page to Share Pledge Agreement by GTI in Lux I (Lux Law)]

THE COLLATERAL AGENT

JPMorgan Chase Bank, N.A.

By:	/s/ James Shender

Name:	James Shender

Title:	Vice President

[Signature Page to Share Pledge Agreement]

The Company acknowledges and accepts (i) the security interest constituted by this Pledge Agreement, (ii) the terms of clause 3 (Perfection of the Pledge) of this Pledge Agreement and (iii) the directions contained  in clause 6.2(b) (Right to dividend) of this Pledge Agreement.

Moreover, the Company confirms (i) that it will provide the required assistance in respect of the perfection of Pledge, (ii) that it shall perform as direct, and (iii) that nothing in its articles of incorporation or otherwise prevent it from complying with the above obligations and directions.

THE COMPANY:

GraTech Luxembourg I S. à.r.l.

By:	/s/ Perrier Sabine

Name:	Perrier Sabine

Title:	Manager

[Signature Page to Share Pledge Agreement]